Exhibit 5.1

February 27, 2026

Modular Medical, Inc.

10740 Thornmint Road

San Diego, California 92127

RE:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Modular Medical, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of this registration statement on Form S-1 (the “Registration Statement”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus contained therein (the “Prospectus”). We are rendering this opinion in connection with the filing by the Company of the Registration Statement relating to the offer and sale by the Company (the “Offering”) of (i) up to 23,571,007 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 23,571,007 shares of Common Stock, (iii) up to 23,571,007 shares of Common Stock underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”); (iv) warrants to purchase up to 23,571,007 shares of Common Stock (the “Common Warrants,” and together with the Pre-Funded Warrants, the “Warrants”), and (v) up to 23,571,007 shares of Common Stock (the “Common Warrant Shares,” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) underlying the Common Warrants. The Shares, Warrants, and Warrant Shares are being registered and to be issued pursuant to the Registration Statement.

In rendering this opinion letter, we have examined the Registration Statement, the Prospectus, the form of securities purchase agreement to be entered into by and among the Company and the purchasers signatory thereto, substantially in the form filed as Exhibit 10.13 to the Registration Statement (the “Agreement”) and such other documents and reviewed such questions of law as we have deemed advisable in order to render our opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, that such agreements or instruments are valid, binding and enforceable obligations of such parties, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing this opinion letter, we have further relied as to certain matters on information obtained from public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (1) the Shares have been duly authorized and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Agreement, will be validly issued, fully paid and non-assessable, (2) the Warrants, when issued and delivered pursuant to the terms of the Agreement against payment of the consideration therefor as provided in the Agreement, will constitute valid and binding obligations of the Company, and (3) the Warrant Shares, when issued upon exercise of the Warrants pursuant to the terms of the respective Warrants and against payment of the exercise price as provided in the respective Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Warrants, the Warrant Shares, the Registration Statement, or the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named under the caption “Legal Matters” contained in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP